                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 9, 2000 (February 29, 2000 as to Note 8), appearing in this Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 1999 in the following Registration Statements of Valassis Communications, Inc.:

FORM                         REGISTRATION NO.              DESCRIPTION
----                         ----------------              -----------
Form S-8                     33-59670                      1992 Long-Term Incentive Plan
                                                           1992 Non-Employee Directors' Stock Compensation Plan
Form S-8                     333-00022                     1992 Long-Term Incentive Plan
Form S-8                     333-00024                     Employees' 401(k) Retirement Savings Plan
                                                           Employee Stock Purchase Plan
                                                           Employee and Director Restricted Stock Award Plan
                                                           Executive Restricted Stock Award Plan
Form S-8                     333-52919                     1992 Long-Term Incentive Plan
Form S-8                     333-74263                     Amended and Restated 1992 Long-Term Incentive Plan

DELOITTE & TOUCHE LLP

Detroit, Michigan
March 28, 2000



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